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                                                                  Exhibit 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 33-61903, 333-05795 and 333-05797 of our report dated June 5, 1996 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1996 and to all references to our Firm included in these registration statements.

Arthur Andersen, LLP
Boston, Massachusetts
June 26, 1996